UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2016

Cardtronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33864	76-0681190
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3250 Briarpark Drive, Suite 400, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 308-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

At a Special Meeting of Stockholders of Cardtronics, Inc. (the “Company”) held on June 28, 2016 (the “Special Meeting”), stockholders considered a proposal to approve the adoption of the Agreement and Plan of Merger, dated April 27, 2016 (the “Merger Agreement”), by and among Cardtronics, Inc., our current public holding company (“Cardtronics Delaware”), Cardtronics Group Limited, which was re-registered as an English public limited company and renamed “Cardtronics plc” (“Cardtronics plc”), CATM Holdings LLC, a newly formed Delaware limited liability company and wholly-owned subsidiary of Cardtronics Delaware (“Cardtronics HoldCo”), and CATM Merger Sub LLC, a newly formed Delaware limited liability company and indirect, wholly-owned subsidiary of Cardtronics Delaware (“Cardtronics MergeCo”), whereby Cardtronics MergeCo will merge (the “Merger”) with and into Cardtronics Delaware, with Cardtronics Delaware surviving the Merger as an indirect, wholly-owned subsidiary of Cardtronics plc.

In addition, stockholders considered a proposal to approve certain mandatory offer provisions proposed to be included in Cardtronics plc’s articles of association.

If necessary or appropriate, stockholders would have considered a proposal to approve any motion to adjourn the Special Meeting to another time or place if necessary or as appropriate to (i) solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the adoption of the Merger Agreement, (ii) provide to Cardtronics Delaware stockholders any supplement or amendment to the proxy statement/prospectus, or (iii) disseminate any other information that is material to Cardtronics Delaware stockholders voting at the Special Meeting.

At the Special Meeting, the Merger Agreement and the mandatory offer provisions were approved by the requisite vote of the stockholders. Set forth below are the voting results for the proposals.

The Company intends to proceed with completing the Merger early in the third quarter.

Proposal No. 1: Approve the adoption of the Merger Agreement by and among Cardtronics Delaware and its newly formed subsidiaries, Cardtronics plc, Cardtronics HoldCo and Cardtronics MergeCo:

For	Against	Abstain	Broker Non-Votes
40,643,182	103,782	246,499	0

Proposal No. 2: Approve the mandatory offer provisions proposed to be included in Cardtronics plc’s articles of association:

For	Against	Abstain	Broker Non-Votes
39,906,015	840,749	246,699	0

Proposal No. 3: Approve any motion to adjourn the Special Meeting to another time or place if necessary or as appropriate to (i) solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the adoption of the Merger Agreement, (ii) provide to Cardtronics Delaware stockholders any supplement or amendment to the proxy statement/prospectus, or (iii) disseminate any other information that is material to Cardtronics Delaware stockholders voting at the Special Meeting.

Because the stockholders approved the adoption of the Merger Agreement, Proposal No. 3 was not presented to stockholders for a vote at the Special Meeting.

Item 8.01    Other Events.

On June 28, 2016, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is filed as Exhibit 99.1 and incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements are identified by the use of the words “project,” “believe,” “estimate,” “expect,” “future,” “anticipate,” “intend,” “contemplate,” “foresee,” “would,” “could,” “plan,” and similar expressions that are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effect on the Company. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that are anticipated. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions that could cause actual results to differ materially from the Company’s historical experience and present expectations or projections. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include: the Board of Directors may choose to postpone or abandon the Merger at any time, including after stockholder approval; changes in U.S. or non-U.S. laws, including tax laws, that could effectively preclude the Company from completing the Merger or reduce or eliminate the benefits expected to be achieved from the Merger; an inability to satisfy all of the conditions to closing set forth in the Merger Agreement; an inability to realize expected benefits from the Merger or the occurrence of difficulties in connection with the Merger; and costs related to the Merger, which could be greater than expected. Stockholders are cautioned not to place undue reliance on forward-looking statements contained in this report, which speak only as of the date of this report. Forward-looking statements also are affected by the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as amended, and those set forth from time-to-time in other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Item 9.01    Financial Statements and Exhibits.

(d)                   Exhibits

Exhibit Number	Description

99.1	Press release dated June 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardtronics, Inc.

Date: June 29, 2016

By: /s/ E. Brad Conrad
Name: E. Brad Conrad
Title: Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated June 28, 2016